UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date earliest event reported): April 27, 2021

CuriosityStream Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39139	84-1797523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8484 Georgia Ave., Suite 700

Silver Spring, Maryland 20910

(Address of Principal Executive Offices, including zip code)

(301) 755-2050

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	CURI	NASDAQ
Warrants, each exercisable for one share of Common stock at an exercise price of $11.50 per share	CURIW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2021, the Board of Directors (the “Board”) of CuriosityStream Inc. (the “Company”) and the Compensation Committee of the Board (the “Compensation Committee”) reviewed and approved the grant of certain equity incentive awards in 2021 under the Company’s Omnibus Incentive Plan (the “Plan”) to executive officers of the Company. The Board approved the grant of restricted stock units (“RSUs”) and stock options to Tia Cudahy, Jason Eustace and Devin Emery. The equity awards were approved to be granted in two tranches: (1) the first tranche awards were granted on the date that is two days after the release of the Company’s December 31, 2020 quarterly and fiscal year earnings (the “First Tranche”), and (2) the second tranche awards will be granted on the date that is two days after the release of the Company’s September 30, 2021 quarterly earnings (the “Second Tranche”). The terms of these awards are disclosed in the Form 8-K filed by the Company on March 19, 2021. The First Tranche was granted on March 25, 2021.

Upon subsequent review by the Board and the Compensation Committee, it was determined that, in order to correctly align the First Tranche with the intended equity incentive structure of the Company for 2021, additional stock options in an amount calculated based on their Black-Scholes valuation should be granted to Tia Cudahy, Jason Eustace and Devin Emery. Therefore, on April 27, 2021, the Board and the Compensation Committee approved an additional grant of 4,758 stock options to each of these executive officers. The first $100,000 of stock options (measured by the Fair Market Value (as defined in the Plan) of the shares underlying the options) that are scheduled to vest in any calendar year with respect to each executive officer are treated as incentive stock options to the extent permitted under applicable law. The remaining stock options are treated as non-qualified stock options. The option exercise price is equal to the Fair Market Value on the grant date.

The Board and the Compensation Committee also approved certain changes to the Second Tranche awards. Previously, the Board and the Compensation Committee approved a number of RSUs to be granted to each executive officer on each grant date in an amount equal to the product of $120,000 and 25%, divided by the Fair Market Value (as defined in the Plan) on the grant date, and a number of stock options to be granted to each executive officer on each grant date in an amount equal to the product of $120,000 and 75%, divided by the Fair Market Value on the grant date. The Board and Compensation Committee made certain changes to the number of RSUs and stock options comprising the Second Tranche so that (i) the number of RSUs and stock options granted may be rounded down to the closest number divisible by 16, for ease of administration, and (ii) the number of stock options to be granted to each executive officer on each grant date is an amount equal to the product of $120,000 and 75%, divided by the Black-Scholes valuation of a share of the Corporation’s common stock on the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIOSITYSTREAM INC.

By:	/s/ Tia Cudahy
Name:	Tia Cudahy
Title:	Chief Operating Officer and General Counsel

Date: May 3, 2021

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